UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2012

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 15, 2012, Targa Resources Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 9,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $36.00 per Common Unit ($34.65 per Common Unit, net of underwriting discounts) (the “Equity Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,425,000 Common Units (representing 15% of the number of Common Units offered to the public) on the same terms as the Common Units sold by the Partnership. The Option was exercised in full by the Underwriters on November 19, 2012.

The sale of the 10,925,000 Common Units pursuant to the Underwriting Agreement closed on November 21, 2012. The Common Units to be sold pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic effective registration statement on Form S-3 (File No. 333-165959) (the “Registration Statement”).

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership or its affiliates for which they have received or will receive customary fees and expenses. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Additionally, affiliates of certain of the Underwriters are lenders under the Partnership’s senior secured credit facility and accordingly may receive a substantial portion of the proceeds from the Equity Offering that are used for the repayment of borrowings under such facility.

Item 7.01 Regulation FD Disclosure.

On November 15, 2012, the Partnership issued a press release announcing the pricing of the Common Units. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Equity Offering, the Partnership is filing the opinions of Vinson & Elkins L.L.P. as part of this Current Report on Form 8-K that is to be incorporated by reference into the Registration Statement. The opinions of Vinson & Elkins L.L.P. are filed herewith as Exhibits 5.1 and 8.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated as of November 15, 2012 by and among Targa Resources Partners LP and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).

99.1	Press Release dated November 15, 2012, announcing the pricing of the Common Units.

Forward Looking Statements

Statements contained in the exhibits to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: November 21, 2012	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement dated as of November 15, 2012 by and among Targa Resources Partners LP and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto)

99.1	Press Release dated November 15, 2012, announcing the pricing of the Common Units.